EXHIBIT 4.1

                                PAR VALUE $.001

     CERTIFICATE  NUMBER                                      NUMBER  OF  SHARES

                             JANE BUTEL CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA


     COMMON  STOCK                                            CUSIP  NUMBER



This  certifies  that  ________________________  is  the  owner  of ____________
____________________ Fully Paid and Non-Assessable Shares of Common Stock Par Value $.001 Per Share, of Jane Butel Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.


Date


[CORPORATE  SEAL]


____________________________                     ____________________________
     President                                   Secretary


COUNTERSIGNED:


____________________________
Transfer  Agent  and  Registrar


Attest:_______________________
       Authorized  Signature

                          (REVERSE SIDE OF CERTIFICATE)

                             JANE BUTEL CORPORATION


The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares or each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of other series.